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Exhibit 3.1.7

CERTIFICATE OF INCORPORATION

OF

MICHAELS STORES PROCUREMENT COMPANY, INC.

        The undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does hereby certify as follows:

        FIRST: The name of the corporation (the "Corporation") is:

Michaels Stores Procurement Company, Inc.

        SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at the registered office is The Corporation Trust Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH: The total number of shares of stock which the Corporation will have authority to issue is 1,000 shares of common stock, par value $0.01 per share.

        FIFTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article Fifth will not adversely affect any right or protection of a director of the Corporation existing immediately prior to that repeal or modification.

        SIXTH: Each person who is or was or had agreed to become a director or officer of the Corporation, or each person who is or was serving or who had agreed to serve at the request of the board of directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article Sixth will not adversely affect any right or protection existing hereunder immediately prior to that repeal or modification.

        SEVENTH: In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the board of directors of the Corporation is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional bylaws and may alter, amend or repeal any bylaw whether adopted by them or otherwise. The Corporation may in its bylaws confer powers upon its board of directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the board of directors by applicable law.

        EIGHTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or hereafter amended are granted subject to this reservation.

        NINTH: The name and mailing address of the incorporator is Bradley K. Blackwell, 8000 Bent Branch Drive, Irving, Texas 75063.

        IN WITNESS WHEREOF, the undersigned, being the incorporator named herein, does hereby execute this Certificate of Incorporation on October 16, 2003.

/s/ BRADLEY K. BLACKWELL Bradley K. Blackwell

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CERTIFICATE OF INCORPORATION OF MICHAELS STORES PROCUREMENT COMPANY, INC.